Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (Nos. 333-46718, 333-54538, 333-113478, 333-118677, and 333-128828) on Form S-3 and (Nos. 333-88529, 333-88527, 333-56468, 333-85330, 333-91554, 333-105292, 333-232350, 333-256597, and 333-283107) on Form S-8 of our reports dated February 27, 2026, with respect to the consolidated financial statements of East West Bancorp, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Los Angeles, California
February 27, 2026